As filed with the Securities and Exchange Commission on September 25, 2009

Registration No. 333- _________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sun Bancorp, Inc.

Sun Capital Trust IX

Sun Capital Trust X

(Exact name of registrant as specified in its charter)

New Jersey Delaware Delaware	52-1382541 Applied For Applied For
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

226 Landis Avenue

Vineland, NJ 08360

(856) 691-7700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas X. Geisel

President and Chief Executive Officer

226 Landis Avenue

Vineland, NJ 08360

(856) 691-7700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John J. Spidi, Esq.

Joan S. Guilfoyle, Esq.

Malizia Spidi & Fisch, PC

901 New York Avenue, N.W., Suite 210 East

Washington, D.C. 20001

(202) 434-4660

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)	Amount of Registration Fee
Common Stock, par value $1.00 per share(3))			$	$
Debt Securities of Sun Bancorp, Inc.(4)
Preferred Stock par value $1.00 per share(3)
Warrants of Sun Bancorp, Inc.(5)
Depositary Shares of Sun Bancorp, Inc.(6)
Units of Sun Bancorp, Inc.
Capital Securities of Sun Capital Trust IX and Sun Capital Trust X
Sun Guarantees with respect to Capital Securities(7)
TOTAL	$75,000,000		$75,000,000	$4,185

(1)

Pursuant to General Instruction II(D) of Form S-3, such indeterminate number of principal amount of Debt Securities (including Senior Debt Securities, Subordinated Debt Securities and Junior Subordinated Debt Securities), Common Stock, Preferred Stock, Warrants, Depositary Shares and Units of Sun Bancorp, Inc. (the “Company”) and Capital Securities of Sun Capital Trust IX and Sun Capital Trust X (separately each trust is referred to as an “Issuer Trust” and together as the “Issuer Trusts”) as shall have an aggregate initial offering price not to exceed $75,000,000 exclusive of accrued interest and dividends, if any. Any securities registered hereby may be sold separately or together with other securities registered hereunder. There are also being registered hereunder an indeterminate number of shares of Common, Stock, Preferred Stock, Depositary Shares and Warrants and an indeterminate principal amount of Debt Securities of the Company as shall be issuable upon the conversion or exchange of convertible or exchangeable Debt Securities or of shares of convertible or exchangeable Preferred Stock registered hereunder or as shall be issuable pursuant to anti-dilution provisions. No separate consideration will be received for such Common Stock, Preferred Stock, Depositary Shares, Warrants or Debt Securities.

(2)

The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder. The maximum aggregate offering price will be such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in a maximum aggregate offering price for all securities of $75,000,000, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.

(3)

Shares of Common Stock or Preferred Stock may be issued in primary offerings, upon conversion of debt securities or Preferred Stock registered hereby or upon the exercise of warrants to purchase Common Stock or Preferred Stock.

(4)

Debt Securities may be offered hereunder in one or more series of senior debt securities, subordinated debt securities or Junior Subordinated Debt Securities. Junior Subordinated Debentures may be purchased by any of the Issuer Trusts with the proceeds of the sale of the Capital Securities of that Issuer Trust, together with the proceeds received from the Company for the common securities to be issued by that Issuer Trust to the Company. No separate consideration will be received for such Junior Subordinated Debentures. Such Junior Subordinated Debentures may later be distributed for no additional consideration to the holders of Capital Securities of the applicable Issuer Trust upon certain events described in the applicable Trust Agreement of such Issuer Trust.

(5)

There is being registered hereunder an indeterminate principal amount of Warrants representing rights to receive an amount of cash or number of securities that will be determined and as may be sold, from time to time. Includes Warrants which may be purchased by underwriters to cover over-allotments, if any.

(6)

In the event that the Company elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Shares, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the depositary under any such agreement.

(7)

The Company is also registering pursuant to this Registration Statement the Company’s Guarantees and other obligations that it may have with respect to Capital Securities issued by any of the Issuer Trusts. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate consideration will be received for any such Guarantee or any other such obligations.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion dated September 25, 2009

PROSPECTUS

$75,000,000

Sun Bancorp, Inc.

Common Stock

Preferred Stock

Warrants

Depositary Shares

Units

Debt Securities

Sun Capital Trust IX

Sun Capital Trust X

Capital Securities

(fully and unconditionally guaranteed as described herein

by Sun Bancorp, Inc.)

We and/or the Issuer Trusts may offer and sell any combination of the securities listed above, in one or more offerings, up to a total dollar amount of $75,000,000 (or the equivalent in foreign currency or currency units). We may offer these securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more prospectus supplements. The debt securities, preferred stock and warrants may be convertible or exercisable or exchangeable for debt or equity securities of the Company or of one or more entities.

We will provide the specific terms of the securities offered in supplements to this prospectus.This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. Please read this prospectus, the applicable supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus or any prospectus supplement, carefully before you invest in any of our securities.

Our common stock is quoted on the NASDAQ Global Market, under the symbol “SNBC.” On September __, 2009, the last quoted sale price of our common stock was $____ per share. You are urged to obtain current market quotations of the common stock. The applicable prospectus supplement will contain information, where applicable, as to any listing on the NASDAQ Global Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

The securities may be offered and sold on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. You should carefully consider the Risk Factors referred to on page 6 of this prospectus and set forth in the applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference herein before making any decision to invest in our securities.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________________, 2009

TABLE OF CONTENTS

Page
ABOUT THIS PROSPECTUS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

WHERE YOU CAN FIND MORE INFORMATION

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SUN BANCORP, INC.

THE ISSUER TRUSTS

RISK FACTORS

USE OF PROCEEDS

RATIO OF EARNINGS TO FIXED CHARGES

SECURITIES WE MAY ISSUE

DESCRIPTION OF COMMON STOCK

DESCRIPTION OF PREFERRED STOCK

DESCRIPTION OF WARRANTS

DESCRIPTION OF DEPOSITARY SHARES

DESCRIPTION OF UNITS

DESCRIPTION OF DEBT SECURITIES

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

DESCRIPTION OF CAPITAL SECURITIES

DESCRIPTION OF THE GUARANTEE

PLAN OF DISTRIBUTION

LEGAL MATTERS

EXPERTS

i

ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this prospectus, we use the terms “we,” “us,” “our,” “Sun Bancorp” and the “Company” to refer to Sun Bancorp, Inc. and its subsidiaries (unless the context indicates another meaning), the term “Bank” and “Sun Bank” mean Sun National Bank and its subsidiaries (unless the context indicates another meaning). Sun Capital Trust IX and Sun Capital Trust X, individually referred to as an “Issuer Trust” and together referred to as the “Issuer Trusts, are Delaware statutory trusts which may offer from time to time capital securities representing preferred undivided beneficial interests in the assets of the applicable Issuer Trust

This prospectus is part of a registration statement we and the Issuer Trusts filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any number of the securities described in this prospectus in one or more offerings with a total aggregate principal amount or initial purchase price amount of $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. You should read this prospectus, the prospectus supplement, and the information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street addresses are provided under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus that we may provide to you in connection with any offering of our securities described in this prospectus. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.

We and the Issuer Trusts may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us or the Issuer Trusts directly or through dealers or agents which we may designate from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to be received by Sun Bancorp. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would” and “could.” These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the forward-looking statements, including:

•	the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs;
•	the overall quality of the composition of our loan and securities portfolios;
•	changes in general economic conditions, either nationally or in our market areas;
•	changes in the levels of general interest rates, deposit interest rates, our net interest margin and funding sources;
•	fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas;
•

results of examinations of Sun National Bank (the “Bank”) by the Office of the Comptroller of the Currency (“OCC”), including the possibility that the OCC may, among other things, require us to increase our allowance for loan losses or to write-down assets;

•	our ability to control operating costs and expenses;
•	our ability to manage loan delinquency rates;
•	our ability to retain key members of our senior management team;
•	costs and effects of litigation, including settlements and judgments;
•	increased competitive pressures among financial services companies;
•	changes in consumer and business spending, borrowing and savings habits and demand for financial services in our market area;
•

monetary and fiscal policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the U.S. Government and other governmental initiatives affecting the financial services industry;

•	adverse changes in the securities markets;
•	inability of key third-party providers to perform their obligations to us;

•

changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board;

•	war or terrorist activities; and
•

other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described elsewhere in this prospectus and the incorporated documents and in our other filings with the SEC

Some of these and other factors are discussed in this prospectus under the caption “Risk Factors” and elsewhere in this prospectus and in the incorporated documents. The development of any or all of these factors could have an adverse impact on our financial position and our results of operations.

Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, unless otherwise required to do so by law or regulation. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus or the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we may file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus, and the information we later file with the SEC that is incorporated by reference in this prospectus will automatically update information previously contained in this prospectus and any incorporated document. Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed modified or superseded to the extent that a later statement contained in this prospectus or in an incorporated document modifies or supersedes such earlier statement.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC):

Report(s)	Period(s) of Report(s) or Date(s) Filed

• Annual Report on Form 10-K	For the fiscal year ended December 31, 2008
• Annual Report on Form 10-K/A	For the fiscal year ended December 31, 2008
• Quarterly Reports on Form 10-Q	For the quarters ended March 31, 2009 and June 30, 2009
• Current Reports on Form 8-K	Dated January 9, 2009, January 27, 2009, March 12, 2009, April 8, 2009, April 17, 2009, April 28, 2009, May 28, 2009, June 1, 2009, July 20, 2009, July 22, 2009 and August 17, 2009

We also incorporate by reference any future documents we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC. In addition, we incorporate by reference the description of our common stock contained in our Registration Statement on Form 10 we filed with the SEC on June 28, 1996, and amended on August 6, 1996.

These documents are available without charge to you on the Internet at www.sunnb.com or if you call or write to: Investor Relations, Sun Bancorp, Inc., 226 Landis Avenue, Vineland, New Jersey 08360 (856) 691-7700. Our periodic reports are also available on our website at www.sunnb.com. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus.

We have not included any separate financial statements for the Issuer Trusts. The Issuer Trusts’ financial statements have been omitted because the Issuer Trusts are wholly owned subsidiaries with no independent guarantee the fee obligations relating to the capital securities.

We have also filed a registration statement with the SEC relating to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information presented or incorporated by reference in the registration statement and its exhibits. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC as described above. The registration statement may contain additional information that may be important to you.

SUN BANCORP, INC.

Sun Bancorp, Inc., a New Jersey corporation, is a bank holding company headquartered in Vineland, New Jersey. The Company’s principal subsidiary is Sun National Bank. At June 30, 2009, the Company had total assets of $3.6 billion, total deposits of $2.9 billion and total shareholders’ equity of $360.7 million. The Company’s principal business is to serve as a holding company for the Bank. As a registered bank holding company, the Company is subject to the supervision and regulation of the Board of Governors of the Federal Reserve System (the “Federal Reserve”). At June 30, 2009, the Company had 693 full-time and 138 part-time employees. As of June 30, 2009, the Company had 70 locations, including 62 Community Banking Centers in southern and central New Jersey.

Through the Bank, the Company provides a full range of commercial and retail banking services. The Company’s lending services to businesses include term loans and lines of credit, mortgage loans, construction loans, and equipment leasing. The Company is a Preferred Lender with both the Small Business Administration (“SBA”) and the New Jersey Economic Development Authority. The Company’s commercial deposit services include business checking accounts and cash management services such as electronic banking, sweep accounts, lockbox services, internet banking, PC banking, remote deposit and controlled disbursement services. The Company’s lending services to consumers include residential mortgage loans, residential construction loans, second mortgage loans, home equity loans and installment loans. The Company’s consumer deposit services include checking accounts, savings accounts, money market deposits, certificates of deposit and individual retirement accounts. In addition, the Company offers mutual funds, securities brokerage, annuities and investment advisory services through a third-party arrangement.

The Company’s website address is www.sunnb.com. The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed by the Company with the Securities and Exchange Commission are available free of charge on the Company’s website under the Investor Relations menu. Information on our website should not be treated as part of this prospectus.

THE ISSUER TRUSTS

We created each of Sun Capital Trust IX and Sun Capital Trust X by the execution of a trust agreement for each Issuer Trust and a Certificate of Trust for each Issuer Trust that we filed with the Secretary of State of Delaware on September 24, 2009. In connection with any offering of capital securities by an Issuer Trust, we will enter into an amended and restated trust agreement for the applicable Issuer Trust. The amended and restated trust agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus is a part.

The purchasers of the capital securities that the Issuer Trusts may issue will collectively own all of the Issuer Trusts’ capital securities, and we will own all of the Issuer Trusts’ common securities. The common securities generally will rank equally, and payments will be made ratably, with the capital securities. However, if there are certain continuing payment events of default under the indenture and any supplemental indenture which contain the terms of the debt securities held by an Issuer Trust, our rights as the holder of the common securities of that Issuer Trust to distributions, liquidation, redemption and other payments from the Issuer Trust will be subordinated to the rights to those payments of the holders of the capital securities. Each Issuer Trust will use the proceeds from the sale of the capital securities and the common securities to invest in a series of our debt securities that we will issue to such Issuer Trust. The capital securities will be guaranteed by us in the manner described later in this prospectus.

The debt securities will be the Issuer Trusts’ only assets, and the interest we pay on such debt securities will be the only revenue of the Issuer Trusts. Unless stated otherwise in the applicable prospectus supplement, the Trust Agreements will not permit the Trusts to acquire any assets other than the specified debt securities or to issue any securities other than the trust securities or to incur any other indebtedness. The Issuer Trusts will not carry on any active business operations.

The Issuer Trusts’ business and affairs are conducted by the trustees. Each Issuer Trust will have a Delaware trustee, administrative trustees and a property trustee. The Delaware trustee and the property trustee will be unaffiliated with us while the administrative trustees will be employees, officers or affiliates of ours. The Delaware trustee will have its principal place of business in the State of Delaware. Sun, the holder of the common securities of the Issuer Trust, is entitled generally to appoint, remove or replace any of the trustees and to increase or decrease the number of trustees; provided that the number of trustees is at least three and that at least one trustee is a property trustee, one trustee is a Delaware trustee and one trustee is an administrative trustee.

The rights of holders of capital securities, including economic rights, rights to information and voting rights, are set forth in the Trust Agreement, Delaware law and the Trust Indenture Act. The Trust Agreement and the guarantee also incorporate by reference the Trust Indenture Act.

It is anticipated that the Issuer Trusts will not be subject to reporting requirements under the Securities Exchange Act of 1934, as amended.

The rights of the holders of capital securities are described in the applicable Trust Agreement and the Delaware Statutory Trust Act. The principal executive office of each Issuer Trust is located at 226 Landis Avenue, Vineland, New Jersey 08360, and the telephone number of each trust is (856) 691-7700.

RISK FACTORS

An investment in our securities involves significant risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related noted incorporated by reference herein or therein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include, among other purposes, contribution to the capital of Sun Bank, to support its lending and investing activities; the repayment of our debt; redemption of our capital stock, to support or fund acquisitions of other institutions or branches, if opportunities for such transactions become available; investments in activities which are permitted for bank holding companies or financial holding companies. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings. The applicable prospectus supplement will provide details on the use of proceeds of any specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

No shares of preferred stock were outstanding during the years ended December 31, 2004 through December 31, 2008 or in the six months ended June 30, 2008. Consequently, the ratio of earnings to fixed charges and preferred dividends was the same as the ratio of earnings to fixed charges during those periods shown below. During the six months ended June 30, 2009, the Company issued and subsequently redeemed 89,310 shares of preferred stock. Our consolidated ratio of earnings to combined fixed charges and preferred dividends for each of the periods indicated is as follows:

Six Months
	Ended June 30,		Years Ended December 31,
	2009	2008	2008	2007	2006	2005	2004

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (1):

Excluding interest on deposits (2)	N/A	2.53x	2.80x	2.70x	2.29x	2.81x	3.00x

Including interest on deposits (3)	N/A	1.22x	1.25x	1.27x	1.30x	1.50x	1.69x

(1)	Fixed charges includes portion of rents representative of interest calculated as one-third of all rental expense (the proportion deemed representative of the interest factor)
(2)

The ratio of earnings to fixed charges, excluding interest on deposits was less than one-to-one for the six months ended June 30, 2009. Earnings were insufficient to cover fixed charges by $11.6 million.

(3)	The ratio of earnings to fixed charges was less than one-to-one for the six months ended June 30, 2009. Earnings were insufficient to cover fixed charges by $11.6 million.

For the purpose of computing the ratios of earnings to combined fixed charges and preferred stock dividends, earnings consist of consolidated income from continuing operations before provision for income taxes and fixed charges, and combined fixed charges consist of interest expense, amortization of debt issuance costs, and the portion of rental expense deemed to represent interest.

SECURITIES WE MAY OFFER

The securities that may be offered from time to time through this prospectus are:

•	common stock;
•	preferred stock, which we may issue in one or more series;
•	debt securities, which we may issue in one or more series;
•	warrants entitling the holders to purchase common stock, preferred stock or debt securities;
•	depositary shares;
•	units; and

•	capital securities by the Issuer Trusts.

We will describe in a prospectus supplement that we will deliver with this prospectus, the terms of particular securities that we may offer in the future. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. In each prospectus supplement we will include, if relevant and material, the following information:

•	type and amount of securities which we propose to sell;
•	initial public offering price of the securities;
•	maturity;
•	original issue discount, if any;
•	rates and times of payment of interest, dividends or other payments, if any;
•	redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;
•	ranking;
•	voting or other rights, if any;
•

conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	names of the underwriters, agents or dealers, if any, through or to which we or any selling securityholder will sell the securities;
•	compensation, if any, of those underwriters, agents or dealers;
•	details regarding over-allotment options, if any;
•	net proceeds to us;
•	information about any securities exchange or automated quotation system on which the securities will be listed or traded;
•	material United States federal income tax considerations applicable to the securities;
•	any material risk factors associated with the securities; and
•	any other material information about the offer and sale of the securities.

In addition, the applicable prospectus supplement and any related free writing prospectus may add, update or change the information contained in this prospectus or in the documents we have incorporated by reference.

DESCRIPTION OF COMMON STOCK

Under our amended and restated certificate of incorporation, we are authorized to issue up to 50,000,000 shares of common stock, par value $1.00 per share.

As of _____________, 2009, there were ______________ shares of our common stock issued and outstanding and ___________ shares reserved for issuance upon the issuance of outstanding options.

In this section we describe certain features and rights of our common stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our amended and restated certificate of incorporation and bylaws and to applicable New Jersey law.

General

Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders. There are no cumulative voting rights. Subject to preferences to which holders of any shares of preferred stock may be entitled, holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share in our assets remaining after the payment or provision for payment of our debts and other liabilities, and the satisfaction of the liquidation preferences of the holders of any series of our preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions that apply to the common stock. All shares of common stock currently outstanding are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Anti-takeover Effects

The provisions of our amended and restated certificate of incorporation and bylaws summarized in the following paragraphs may have anti-takeover effects and could delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders, and may make removal of the incumbent management and directors more difficult.

Authorized Shares. Our amended and restated certificate of incorporation authorizes the issuance of 50,000,000 shares of common stock and 1,000,000 shares of preferred stock. These shares of common stock and preferred stock provide our Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the exercise of employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of us. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power to the extent consistent with its fiduciary duty to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of us, and thereby assist members of management to retain their positions.

Special Meetings of Stockholders. Our amended and restated certificate of incorporation provides that special meetings of stockholders may be called by our Board of Directors by vote of a majority of the directors then in office, unless otherwise required by law.

Action by Stockholders Without A Meeting. Our bylaws provide that no action may be taken by stockholders without a meeting without the written consent of every stockholder entitled to vote on the matter.

Business Combinations With Certain Persons. Our amended and restated certificate of incorporation and the New Jersey Shareholder Protection Act limit our ability to enter into business combination transactions with any interested shareholder for five years following the interested shareholder’s stock acquisition date, unless the board of directors approves the business combination prior to the interested shareholder’s stock acquisition date.

An interested shareholder includes:

•	a beneficial owner, directly or indirectly, of 10% or more of our outstanding voting stock;
•

an affiliate or associate of Sun Bancorp who, at any time within the five years prior to the date in question was a beneficial owner, directly or indirectly, of 10% or more of the outstanding voting stock; or

•

an assignee of, or a person who has succeeded to, any shares of voting stock which within the two years prior to the date in question were beneficially owned by any interested shareholder, if the assignment or succession occurred in a transaction not involving a public offering.

In addition, we may not enter into a business combination with an interested shareholder at any time, unless one of the following three conditions is met:

•

the board of directors approves the business combination prior to the interested shareholder’s stock acquisition date and the shareholders thereafter approve the transaction in accordance with applicable law;

•	the business combination is approved by the affirmative vote of the holders of at least 80% of the outstanding voting stock; or
•

the common shareholders and any preferred shareholders receive a fair price in cash as determined by the amended and restated certificate of incorporation and, prior to the business combination completion date, the interested shareholder has not become a beneficial owner of any additional shares of stock of the corporation except through the limited circumstances provided in the amended and restated certificate of incorporation.

These provisions of our amended and restated certificate of incorporation and the New Jersey Shareholder Protection Act and the significant voting control held by our officers and directors could discourage potential takeover attempts.

Amendment of Charter and Bylaws. Our amended and restated certificate of incorporation generally may be amended upon approval by the Board of Directors and the holders of a majority of the outstanding shares of our common stock. The amendment of certain provisions of our amended and restated certificate of incorporation, however, requires the vote of the holders of not less than 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. These include provisions relating to: the number, classification and election of directors; preemptive rights; limitation of liability; approval of certain business combinations; shareholder meetings and nominations; and amendments to the amended and restated certificate of incorporation and bylaws.

Our bylaws may be amended either by the Board of Directors, by a vote of a majority of the whole Board, or by our stockholders, by the vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Advance Notice Provisions. Our bylaws provide that we must receive written notice of any stockholder proposal for business at an annual meeting of stockholders, or any stockholder director nomination for an annual meeting of stockholders, not less than 60 days or more than 90 days before the anniversary date of the preceding year’s annual meeting.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

DESCRIPTION OF PREFERRED STOCK

Under our amended and restated certificate of incorporation, we are authorized to issue up to 1,000,000 shares of preferred stock, $1.00 par value per share, of which no shares are currently issued and outstanding. Our Board of Directors may, from time to time, by action of a majority, issue shares of the authorized, undesignated preferred stock, in one or more classes or series. In connection with any such issuance, our Board of Directors may by resolution determine the designation, voting rights, preferences as to dividends, in liquidation or otherwise, participation, redemption, sinking fund, conversion, dividend or other special rights or powers, and the limitations, qualifications and restrictions of such shares of preferred stock.

Prior to the issuance of a new series of preferred stock, we will amend our amended and restated certificate of incorporation by filing a certificate of amendment which will designate the number of shares of that series and the terms of that series. The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our Board of Directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

•	the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;
•	the offering price;
•

the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

•	any redemption or sinking fund provisions;
•	the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

•	the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;
•	the voting rights, if any, of shares of such series;
•	the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;
•

the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

•

the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

•	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to those of our general creditors. The description of any series of preferred stock which may be issued is qualified by reference to the provisions of the applicable certificate of amendment establishing the terms of such series.

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue, together with other securities or separately, warrants to purchase our common stock, preferred stock or depositary shares. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read any applicable warrant agreements and warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We will file copies of the forms of the warrant agreements and warrant certificates as exhibits to the registration statement of which this prospectus is a part or an amendment thereto, or as exhibits to a Current Report on Form 8-K.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;
•	the price or prices at which the warrants will be issued;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;
•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;
•	the maximum or minimum number of warrants which may be exercised at any time;
•	whether the warrants are to be issued in registered or bearer form;
•	whether the warrants are extendible and the period or periods of such extendibility; and
•	information with respect to book-entry procedures, if any.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Each warrant will entitle the holder thereof to purchase for cash the amount of shares of common stock or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by an agreement between us and the depositary. Unless otherwise provided in the applicable prospectus supplement or required by law, a deposit agreement may be terminated by either the depositary or us only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or
•

there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts evidencing the depositary shares.

If necessary, the prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary associated with the initial deposit and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges that are stated to be their responsibility in the deposit agreement.

The depositary will forward to the holders of depositary shares all reports and communications that it receives from us, and that we are required to furnish to the holders of the preferred stock. The description in the applicable prospectus supplement and other offering material of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares, and the terms of the underlying preferred stock.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, among others: the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Incorporation of Certain Information by Reference” on page 3 and “Where You can Find More Information” on page 3. We urge you to read the applicable unit agreement and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF DEBT SECURITIES

The following is a description of the material features, terms and provisions of debt securities that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide.

We may issue debt securities from time to time in one or more series. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

We are a holding company and conduct substantially all of our operations though subsidiaries. As a result, claims of holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries (including, without limitation, Sun Bank), except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a stockholder in any distribution of assets of any subsidiary (and thus the ability of holders of debt securities to benefit from such distribution as our creditors) is junior to creditors of each subsidiary, including depositors of Sun Bank.

We may issue senior debt securities or subordinated debt securities under one or separate indentures, which may be supplemented or amended from time to time. Senior debt securities will be issued under one or more senior indentures and subordinated debt securities will be issued under one or more subordinated indentures. Any senior debt indentures and subordinated debt indentures are referred to individually in this prospectus as the “indenture” and collectively as the “indentures.” The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution and will be filed as exhibits to the registration statement of which this prospectus forms a part or incorporated therein by reference.

Any indentures will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.

The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.

We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.

We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a merger, consolidation, change in control or disposition of substantially all of our assets) that might have an adverse effect on our credit quality.

Terms of Debt Securities to be Included in the Prospectus Supplement

The prospectus supplement relating to any series of debt securities that we may offer will set forth the price or prices at which the debt securities will be offered, and will contain the specific terms of the debt securities of that series. These terms may include, without limitation, the following:

•	the title of the debt securities and whether they are senior debt securities or senior subordinated debt securities;
•	the amount of debt securities issued and any limit on the amount that may be issued;
•	the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be issued;
•	if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of those debt securities;
•	the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities will be payable and any rights of extension;
•	the rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest, if any;
•

the date or dates from which any interest will accrue and the date or dates on which any interest will be payable, the regular related record dates and whether we may elect to extend or defer such interest payment dates;

•	the place or places where payments will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us may be served;
•

the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;

•

our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•

the currency or currencies in which the debt securities may be purchased, are denominated and are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions, including whether we or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

•

whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies or with reference to changes in prices of particular securities or commodities, and the manner in which the amounts are to be determined;

•

any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the applicable indenture;

•

whether the debt securities will be in registered or bearer form or both and, if in registered form, their denominations, if other than $1,000 and any integral multiple thereof, and, if in bearer form, their denominations, if other than $5,000, and the related terms and conditions;

•

if the debt securities will be issuable only in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture and any additional or different terms on which the series of debt securities may be defeased;
•	whether and the extent to which the debt securities will be guaranteed, any guarantors and the form of any guarantee;
•	whether the debt securities can be converted into or exchanged for other securities of Sun and the related terms and conditions;
•	in the case of senior subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus;
•	whether the debt securities will be sold as part of units consisting of debt securities and other securities;
•	whether the debt securities will be issued in certificated or book-entry form;
•	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;
•	any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities; and
•	any other terms of the debt securities.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

General

We will issue the junior subordinated debentures in one or more series under a junior subordinated debenture indenture, as supplemented from time to time, between us and a junior subordinated debenture trustee meeting the requirements of the Trust Indenture Act. The junior subordinated debenture indenture will be qualified under the Trust Indenture Act, will be subject to, and governed by, the Trust Indenture Act, and is or will be included as an exhibit to the registration statement of which this prospectus is a part or will be filed with the SEC by Current Report on Form 8-K and will be available as described under the heading “Where You Can Find More Information” above. This summary of certain terms and provisions of the junior subordinated debentures and the junior subordinated debenture indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the junior subordinated debentures and the junior subordinated debenture indenture, including the definitions of certain terms, and those terms made a part of the junior subordinated debenture indenture by the Trust Indenture Act.

The applicable prospectus supplement will describe the specific terms of the junior subordinated debentures which we will offer, including:

•	the specific title and designation, aggregate principal amount and any limit on that amount, purchase price and denominations of the junior subordinated debentures;
•	the date or dates on which the principal of the junior subordinated debentures is payable or the method of determining the same, if applicable;
•	the rate or rates, which may be fixed or variable, at which the junior subordinated debentures will bear interest, if any, or the method of determining the same, if applicable;
•

the date or dates from which the interest, if any, will accrue or the method of determining the same, if applicable, the interest payment dates, if any, on which interest will be payable or the manner of determining the same, if applicable, and the record dates for the determination of holders to whom interest is payable on the junior subordinated debentures;

•	the duration of the maximum consecutive period that Sun may elect to defer payments of interest on the junior subordinated debentures;
•	any redemption, repayment or sinking fund provisions;
•

whether the junior subordinated debentures are convertible into or exchangeable for common stock or other securities or rights of Sun or other issuers, or a combination of the foregoing, and, if so, the applicable conversion or exchange terms and conditions;

•	any applicable material United States federal income tax consequences; and
•	any other specific terms pertaining to the junior subordinated debentures, whether in addition to, or modification or deletion of, the terms described in this prospectus.

Ranking

Each series of junior subordinated debentures will rank equally with all other junior subordinated debentures to be issued by Sun and will be unsecured and will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the junior subordinated debenture indenture, to all senior indebtedness of Sun, as defined in the junior subordinated debenture indenture. The junior subordinated debenture indenture will not limit the amount of secured or unsecured debt, including senior indebtedness, that may be incurred by Sun or its subsidiaries.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and premium, if any, on and interest on the junior subordinated debentures will be made at the office of the junior subordinated debenture trustee or at the office of the paying agent or paying agents as we may designate from time to time, except that at our option payment of any interest may be made, except in the case of a global certificate representing junior subordinated debentures, by:

•	check mailed to the address of the person entitled thereto as the address will appear in the applicable securities register for junior subordinated debentures, or
•	transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the relevant record date.

Payment of any interest on any junior subordinated debenture will be made to the person in whose name the junior subordinated debenture is registered at the close of business on the record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; provided, however, we will at all times be required to maintain a paying agent in each place of payment for the junior subordinated debentures.

Any moneys deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of and premium, if any, or interest on any junior subordinated debentures and remaining unclaimed for two years after the principal and premium, if any, or interest has become due and payable will, at our request, be repaid to us and the holder of the junior subordinated debentures will look, as a general unsecured creditor, only to us for payment.

Modification of Junior Subordinated Debenture Indenture

From time to time, Sun and the junior subordinated debenture trustee may, without the consent of the holders of the junior subordinated debentures, amend, waive or supplement the junior subordinated debenture indenture for specified purposes as set forth in the junior subordinated debenture indenture.

Sun and the junior subordinated debenture trustee may, with the consent of the holders of a majority in principal amount of all outstanding junior subordinated debentures affected thereby, modify the junior subordinated debenture indenture in a manner affecting the rights of the holders of junior subordinated debentures; provided, however, that we may not, without the consent of the holder of each outstanding junior subordinated debenture so affected, make any modifications which, among other things:

•	change the stated maturity or reduce the principal or premium or other amounts due on any junior subordinated debentures;

•

change the interest rate, or the manner of calculation of the interest rate, or extend the time of payment of interest on any junior subordinated debentures except for our right under the junior subordinated debenture indenture to defer the payment of interest;

•	change any of the conversion, exchange or redemption provisions applicable to any junior subordinated debentures;
•	change the currency in respect of which payments of principal of or any premium or interest on any junior subordinated debentures are to be made;
•	change the right of holders of trust securities to bring a direct action in respect of any required payments or conversion or exchange rights;
•

impair or affect the right of any holder of any junior subordinated debentures to institute suit for the payment of the principal or premium, if any, or interest thereon or for the conversion or exchange of any junior subordinated debentures in accordance with their terms;

•	change the subordination provisions adversely to the holders of the junior subordinated debentures; or
•	reduce the percentage of principal amount of junior subordinated debentures the holders of which are required to consent to any modification of the junior subordinated debenture indenture.

Junior Subordinated Debenture Events of Default

Each of the following events with respect to any series of junior subordinated debentures will constitute a junior subordinated debenture event of default, whatever the reason for the junior subordinated debenture event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, unless the event is specifically deleted or modified in or pursuant to the supplemental indenture, board resolution or officers’ certificate establishing the terms of the series pursuant to the junior subordinated debenture indenture:

•

we fail for 30 days to pay any interest or certain additional amounts on that series of junior subordinated debentures when due, subject to any permitted deferral; provided that, during any extension period for that series of junior subordinated debentures, failure to pay interest on that series of junior subordinated debentures will not constitute a junior subordinated debenture event of default;

•

we fail to pay any principal of or premium, if any, on that series of junior subordinated debentures when due, whether at maturity, upon any redemption, by declaration of acceleration of maturity or otherwise;

•

if applicable, we fail to deliver the required securities or other rights upon an appropriate conversion or exchange election by holders of that series of junior subordinated debentures or the related capital securities;

•	we fail to observe or perform any other agreement or covenant contained in the junior subordinated debenture indenture in respect of that series of junior subordinated debentures for 90 days after the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of that series of junior subordinated debentures provides written notice to us; or

•	certain events in bankruptcy, insolvency or reorganization of Sun.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee in respect of the junior subordinated debentures. The junior subordinated debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures of any series may declare the principal of and any accrued interest on the junior subordinated debentures due and payable immediately upon a junior subordinated debenture event of default, except that a junior subordinated debenture event of default referred to in the last bullet point above will result in the immediate acceleration of the junior subordinated debentures. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series may annul the declaration and waive the default in respect of the junior subordinated debentures if the default, other than the non-payment of the principal and interest of the junior subordinated debentures which has become due solely by the acceleration, has been cured and a sum sufficient to pay all matured installments of interest, and premium, if any, and principal due otherwise than by acceleration has been deposited with the junior subordinated debenture trustee.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series may, on behalf of the holders of all of the junior subordinated debentures of the series, waive any past default, except a default in the payment of the principal of or premium, if any, or interest on, or additional amounts owing on a debenture, unless the default has been cured and a sum sufficient to pay all matured installments of interest, and premium, if any, and principal due otherwise than by acceleration has been deposited with the junior subordinated debenture trustee, or a default in respect of a covenant or provision which under the junior subordinated debenture indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture of that series or a default in a conversion of exchange.

Enforcement of Certain Rights by Holders of Capital Securities

In the case of securities of a series issued to an Issuer Trust, any holder of the corresponding series of capital securities issued by the applicable Issuer Trust shall have the right, upon the occurrence of an event of default described in the indenture, to institute a direct action. A “direct action” is a legal proceeding directly against Sun for enforcement of payment to the holder of the principal of or premium, if any, or interest on the junior subordinated debentures having a principal amount equal to the liquidation amount of the capital securities held by the holder or for enforcement of the conversion or exchange rights, as the case may be.

The holders of the capital securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related junior subordinated debentures unless an event of default has occurred and is continuing under the trust agreement. See “Description of Capital Securities — Events of Default; Notice.”

Consolidation, Merger, Sale of Assets and other Transactions

Sun will not consolidate with or merge into any other person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, and no person will consolidate with or merge into Sun or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Sun, unless:

•

in case Sun consolidates with or merges into another person or conveys or transfers its properties and assets as an entirety or substantially as an entirety to any person, the successor person is organized under the laws of the United States, any state of the United States or the District of Columbia, and the successor person expressly assumes Sun’s obligations under the junior subordinated debentures and the guarantee;

•

immediately after giving effect to the consolidation or merger, no debenture event of default, and no event which, after notice or lapse of time or both, would become a junior subordinated debenture event of default, will have occurred and be continuing; and

•	other conditions as prescribed in the junior subordinated debenture indenture are met.

Satisfaction and Discharge

The junior subordinated debenture indenture will cease to be of further effect, except as to our obligations to pay all other sums due under to the junior subordinated debenture indenture and to provide the officers’ certificates and opinions of counsel described in that indenture, and we will be deemed to have satisfied and discharged the junior subordinated debenture indenture, when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

•	have become due and payable; or
•	will become due and payable at maturity or upon redemption within one year; and
•

Sun deposits or causes to be deposited with the junior subordinated debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal and premium, if any, and any other amounts due interest to the date of the deposit or to the stated maturity of the junior subordinated debentures, as the case may be.

Subordination

The junior subordinated debentures will rank subordinate and junior in right of payment to all senior indebtedness to the extent provided in the junior subordinated debenture indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Sun, the holders of senior indebtedness will first be entitled to receive payment in full of the senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of these debentures.

In the event of the acceleration of the maturity of junior subordinated debentures, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of the senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the junior subordinated debentures.

No payments on account of principal or premium, if any, or interest in respect of the junior subordinated debentures may be made if:

•	there will have occurred and be continuing a default in any payment with respect to senior indebtedness;
•	any applicable grace period with respect to the default on the senior indebtedness has ended and the default has not been cured or waived or ceased to exist;
•	any judicial proceeding is pending with respect to any default.

“Indebtedness,” for purposes of the sections “Description of the Junior Subordinated Debentures” and “Description of the Guarantee,” and the junior subordinated debenture indenture, means:

•	every obligation of Sun for money borrowed;
•	every obligation of Sun evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;
•	every reimbursement obligation of Sun with respect to letters of credit, banker’s acceptances or similar facilities issued for the account of Sun;
•

every obligation of Sun issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of Sun;
•

all indebtedness of Sun, whether incurred on or prior to the date of the junior subordinated debenture indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements;

•

every obligation of the type referred to in the clauses above of another person and all dividends of another person the payment of which, in either case, Sun has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise;

•	obligations of the type referred to in the clauses above of another person secured by any lien on any property or asset of Sun, whether or not the obligation is assumed by Sun; and
•	all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the foregoing obligations.

“Senior debt,” for purposes of the sections “Description of the Junior Subordinated Debentures” and “Description of the Guarantee,” and the junior subordinated indenture, means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Sun whether or not such claim for post-petition interest is allowed in such proceeding), on indebtedness of Sun, whether incurred on or prior to the date of the junior subordinated debenture indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the securities, provided, however, that senior debt shall not be deemed to include (a) any indebtedness of Sun which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, as amended, was without recourse to Sun, (b) any indebtedness of Sun to any of its subsidiaries, (c) indebtedness to any employee of Sun, and (d) any securities.

Governing Law

The junior subordinated debenture indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Junior Subordinated Debenture Trustee

The junior subordinated debenture trustee will be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the foregoing, the junior subordinated debenture trustee will not be under any obligation to exercise any of the powers vested in it by the junior subordinated debenture indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. The junior subordinated debenture trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the junior subordinated debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF CAPITAL SECURITIES

The descriptions of the capital securities and the trust agreement in this prospectus and in any prospectus supplement are summaries of certain material provisions of the capital securities and portions of the amended and restated agreement. These descriptions do not restate those documents in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the form of trust agreement itself for a full description of the capital securities, because it, and not the summaries, defines your rights as holders of the capital securities. For more information, please review the form of the trust agreement and trust securities, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” below. The following summary of certain terms and provisions of the capital securities and the trust agreement is subject to, and is qualified in its entirety by reference to, all of the provisions of the capital securities and the trust agreement, including the definitions of certain terms, and those made a part of the trust agreement by the Trust Indenture Act.

General

The capital securities may be issued from time to time in one or more series. The particular terms of the capital securities offered by any prospectus supplement and the extent to which the general provisions described below may apply to such securities will be outlined in the applicable prospectus supplement.

The Issuer Trusts may issue, from time to time, one series of capital securities having terms, including distributions, redemption, voting and liquidation rights, and restrictions that are established by the administrative trustees in accordance with the trust agreement or that are otherwise set forth in the trust agreement of the applicable Issuer Trust. The terms of the trust common securities issued by the Issuer Trust will be substantially identical to the terms of the preferred securities issued by the Issuer Trust. The trust common securities of the Issuer Trust will rank equally, and payments will be made proportionately, with the preferred securities of the Issuer Trust. However, if an event of default under the trust agreement of the Issuer Trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the trust common securities will be subordinated to the preferred securities in right of payment. The Issuer Trust common securities will also carry the right to vote and to appoint, remove or replace any of the trustees of the Issuer Trust. Sun will own, directly or indirectly, all of the trust common securities of the Issuer Trust.

The capital securities issued by the applicable Issuer Trust will represent preferred undivided beneficial interests in that Issuer Trust. The holders of the capital securities of the Trust will be entitled to a preference over the trust common securities of the Issuer Trust with respect to the payment of distributions and amounts payable on redemption of the capital securities or the liquidation of the Issuer Trust under the circumstances described under “Subordination of Trust Common Securities.” The term “trust securities” as used in this prospectus collectively means the trust common securities and the capital securities of the Issuer Trust. Each of the Issuer Trusts will qualify its trust agreement as an indenture under the Trust Indenture Act, and its trust agreement is subject to, and governed by, the Trust Indenture Act.

The applicable Issuer Trust will describe the specific terms of the capital securities it is offering in the applicable prospectus supplement, including the following:

•	the specific designation, number and purchase price of the capital securities;
•

the annual distribution rate, or method of calculation of the distribution rate, for the capital securities and, whether such distributions will be cumulative and, if so, the dates from which and upon which distributions will accumulate and be payable and the record dates;

•

whether distributions on the capital securities may be deferred and, if so, the maximum number of distributions that may be deferred, the maximum extension period and the other terms and conditions of such deferrals;

•

the liquidation amount per trust preferred security which will be paid out of the assets of the Issuer Trust to the holders upon voluntary or involuntary dissolution, winding-up and liquidation of the Issuer Trust;

•

the obligation or right, if any, of the Issuer Trust to purchase or redeem its capital securities and the price or prices at which, the date or dates on which or period or periods within which and the terms and conditions upon which, the Issuer Trust will or may purchase or redeem, in whole or in part, the capital securities pursuant to its obligation or right to purchase or redeem;

•

the terms and conditions, if any, upon which the capital securities may be converted or exchanged, in addition to the circumstances described herein, into common stock or other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, the initial conversion or exchange price or rate per trust preferred security, the date or dates on which or period or periods within which the conversion or exchange may be effected and whether the Issuer Trust will have the option to convert the capital securities into cash;

•	if applicable, any securities exchange upon which the capital securities will be listed;

•

the voting rights, if any, of the capital securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of capital securities as a condition to specified action or amendments to the trust agreement;

•	the terms and conditions, if any, upon which junior subordinated debentures held by the Issuer Trust may be distributed to holders of preferred securities;
•	the title or designation and terms of any securities with which the preferred securities are issued as a unit;
•	whether the capital securities will or may be represented by one or more global certificates;
•	whether the capital securities are issuable in book-entry only form and, if so, the identity of the depository and disclosure relating to the depository arrangements; and
•

any other rights, preferences, privileges, limitations or restrictions of the capital securities consistent with the trust agreement or with applicable law, which may differ from those described herein.

The Issuer Trust will also describe certain material United States federal income tax considerations applicable to the capital securities in the applicable prospectus supplement.

The capital securities of the Issuer Trust will rank equally, and payments will be made on the capital securities equally, with the trust common securities of the Issuer Trust except as described under “Subordination of Trust Common Securities.” The Issuer Trust will use the proceeds from the sale of capital securities and trust common securities to purchase an aggregate principal amount of junior subordinated debentures of Sun equal to the aggregate liquidation amount of the capital securities and trust common securities. The property trustee of the Issuer Trust will hold legal title to the junior subordinated debentures for the benefit of the holders of the related trust securities. In addition, Sun will execute a guarantee for the benefit of the holders of the related capital securities. The guarantee will not guarantee payment of distributions or amounts payable on redemption of the capital securities or liquidation of the Trust when they do not have funds legally available for payment. See “Description of the Guarantee.”

The revenue of the Issuer Trust available for distribution to holders of its capital securities will be limited to payments under the related junior subordinated debentures of Sun. If Sun fails to make a required payment in respect of those junior subordinated debentures, the Issuer Trust will not have sufficient funds to make the related payments, including distributions, in respect of its capital securities.

Deferral of Distributions

So long as no junior subordinated debenture event of default has occurred and is continuing, we will have the right under the junior subordinated debenture indenture to defer the payment of interest on the junior subordinated debentures at any time or from time to time for up to the maximum extension period specified in the applicable prospectus supplement, provided that an extension period must end on an interest payment date and may not extend beyond the stated maturity of the junior subordinated debentures. If we elect to exercise our right to defer such payment of interest, the Issuer Trust will defer distributions on the related capital securities during any extension period. Distributions to which holders of the capital securities are entitled during any extension period will continue to accumulate additional distributions specified in the applicable prospectus supplement; provided that the additional distributions may not exceed the interest rate accruing on the related junior subordinated debentures. We have no current intention to exercise our right to defer payments of interest on the junior subordinated debentures we may issue and, accordingly, distributions on the related capital securities.

Redemption

Upon the repayment at the stated maturity or redemption, in whole or in part, before the stated maturity of the junior subordinated debentures, the property trustee of the Issuer Trust will apply the proceeds from the repayment or redemption to redeem an aggregate liquidation amount of the trust securities issued by the applicable Issuer Trust equal to the aggregate principal amount of the junior subordinated debentures so repaid or redeemed, upon not less than 30 nor more than 60 days’ prior written notice, at a redemption price equal to the aggregate liquidation amount plus accumulated distributions to the redemption date. The Issuer Trust will redeem its trust securities and pay the applicable redemption price on the redemption date only to the extent that it has funds legally available for the payment thereof. See “--Subordination of Issuer Trust Common Securities.”

If Sun redeems less than all of the junior subordinated debentures issued to the Issuer Trust before the stated maturity of the junior subordinated debentures, then the Issuer Trust will use the proceeds of the redemption to redeem the related trust securities proportionately between its capital securities and trust common securities except as described under “Subordination of Trust Common Securities.” If the Issuer Trust redeems less than all of the capital securities held in book-entry form, if any, it will redeem its capital securities in accordance with the procedures of The Depository Trust Company, also known as DTC. “--Global Capital Securities.”

Redemption Procedures

Unless otherwise provided in the trust agreement and described in the applicable prospectus supplement, if the Issuer Trust gives a notice of redemption in respect of its capital securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available:

•

with respect to capital securities held by DTC or its nominee, the property trustee will deposit, or cause the paying agent for the capital securities to deposit, irrevocably with DTC, funds sufficient to pay the applicable redemption price, and

•

with respect to capital securities held in certificated form, the property trustee will irrevocably deposit with the paying agent, funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders upon surrender of their certificates evidencing the capital securities.

If the Issuer Trust has given a notice of redemption and has deposited funds irrevocably as required, then, upon the date of such deposit, all rights of the holders of the capital securities called for redemption will cease, except the right of the holders to receive the applicable redemption price, but without interest thereon, and the capital securities will cease to be outstanding. In the event that any redemption date is not a business day, then the Issuer Trust will pay the applicable redemption price payable on that date on the next succeeding day that is a business day, and without any interest or other payment in respect of any delay, with the same force and effect as if made on that date. In the event that the Issuer Trust or Sun improperly withholds payment or refuses to pay and has not paid the applicable redemption price under the guarantee as described under “Description of the Guarantee”:

•

distributions on the related capital securities will continue to accumulate from the redemption date originally established by the Trust to the date the applicable redemption price is actually paid, and

•	the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

Subject to applicable law, including, without limitation, United States federal securities law, Sun or its subsidiaries may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement.

Liquidation of the Issuer Trusts and Distribution of Junior Subordinated Debentures

Sun will have the right at any time to dissolve the Issuer Trusts and cause the related junior subordinated debentures to be distributed to the holders of the capital securities of the applicable Issuer Trust in liquidation of the Issuer Trust after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law. Unless otherwise stated in the Issuer Trust’s trust agreement and described in the applicable prospectus supplement, this right to dissolve will be subject to Sun having received an opinion of counsel to the effect that the distribution will not be a taxable event to holders of the capital securities of the Issuer Trust and subject to any regulatory approval.

The Issuer Trust will automatically dissolve upon the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of Sun;
•

the distribution of the related junior subordinated debentures to the holders of the trust securities of the Issuer Trust, if Sun, as sponsor, has given written direction to the property trustee to dissolve the Issuer Trust, which direction is optional and, except as described above, wholly within the discretion of Sun, as sponsor;

•	the conversion, exchange or redemption of all of the trust securities of the Issuer Trust;
•	expiration of the term of the Issuer Trust; and
•	the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction.

If a dissolution occurs as described in the first, second, fourth or fifth bullet point above, the trustees of the dissolved Issuer Trust will liquidate the Issuer Trust as expeditiously as they determine to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of the trust securities the related junior subordinated debentures. If the property trustee determines that the distribution is not practicable, the holders of the trust securities will be entitled to receive out of the assets of the Issuer Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, a liquidation distribution, which is an amount equal to the aggregate of the liquidation amount per trust security specified in the applicable prospectus supplement plus accumulated distributions thereon to the date of payment. If the dissolved Issuer Trust can only pay the liquidation distribution in part because it has insufficient assets legally available to pay in full the aggregate liquidation distribution, then it will pay amounts on its trust securities proportionately, except that if a junior subordinated debenture event of default has occurred and is continuing, the capital securities of the Issuer Trust will have a priority over its trust common securities in respect of liquidation distributions. See “--Subordination of Issuer Trust Common Securities.”

After a date is fixed for any distribution of junior subordinated debentures to holders of the related trust securities:

•	the trust securities will no longer be deemed to be outstanding;
•

each registered global certificate, if any, representing the trust securities will be exchanged for a registered global certificate representing the junior subordinated debentures to be delivered upon distribution; and

•

any trust securities in certificated form will be deemed to represent junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities, and bearing accrued interest in an amount equal to the accumulated distributions on the trust securities until certificates are presented to the administrative trustees or their agent for cancellation, whereupon Sun will issue to the holder, and the junior subordinated debenture trustee will authenticate, junior subordinated debentures in certificated form.

There can be no assurance as to the market prices for the capital securities or the junior subordinated debentures that may be distributed in exchange for the capital securities if a dissolution and liquidation of the Issuer Trust were to occur. Accordingly, the capital securities that an investor may purchase, or the junior subordinated debentures that the investor may receive on dissolution and liquidation of the Issuer Trust, may trade at a discount to the price that the investor paid to purchase the capital securities.

Subordination of Issuer Trust Common Securities

The Issuer Trust will pay distributions on, and the applicable redemption price of, the trust securities equally among its capital securities and its trust common securities based on their respective liquidation amounts; provided, however, that if on any distribution date or redemption date a junior subordinated debenture event of default has occurred and is continuing, the Issuer Trust will not pay any distribution on, or applicable redemption price of, any of its trust common securities, and will not make any other payment on account of the redemption, liquidation or other acquisition of its trust common securities, unless payment in full in cash of all accumulated distributions on all of its outstanding capital securities for all distribution periods terminating on or before the redemption, liquidation or other acquisition, or in the case of payment of the applicable redemption price, the full amount of the redemption price, will have been made or provided for. The property trustee of the Issuer Trust will apply all available funds first to the payment in full in cash of all distributions on, or applicable redemption price of, the capital securities then due and payable.

Upon the occurrence and continuance of an event of default under the Issuer Trust’s trust agreement, Sun, as the holder of the trust common securities of the Issuer Trust, will be deemed to have waived any right to act with respect to that event of default until the effect of the event of default will have been cured, waived or otherwise eliminated. Until any event of default has been so cured, waived or otherwise eliminated, the property trustee of the Issuer Trust will act solely on behalf of the holders of the capital securities of the Issuer Trust and not on behalf of Sun as the trust common securities holder, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

The occurrence of a junior subordinated debenture event of default, as described under “Description Of Junior Subordinated Debentures — Junior Subordinated Debenture Events of Default,” will constitute an event of default under the trust agreement for the applicable Issuer Trust, unless otherwise provided in the trust agreement for that Issuer Trust and described in the applicable prospectus supplement. Within the time period specified in the trust agreement, the property trustee will transmit notice of an event of default of which it has actual knowledge to the holders of the capital securities of the Issuer Trust, the administrative trustees of the Issuer Trust and Sun, as sponsor, unless the event of default will have been cured or waived.

For a discussion of the limited circumstances in which holders of capital securities may bring a direct action against Sun, see “Description of Junior Subordinated Debentures — Enforcement of Certain Rights by Holders of Capital Securities.”

Removal of Trustees

Unless a junior subordinated debenture event of default has occurred and is continuing, Sun, as the holder of trust common securities of the Issuer Trust, may remove the trustees at any time. If a junior subordinated debenture event of default has occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding capital securities of the Issuer Trust may remove the property trustee and the Delaware trustee at such time. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in Sun as the trust common securities holder. No resignation or removal of a trustee, and no appointment of a successor trustee, will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Merger or Consolidation of Trustees

Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the Trustee will be a party, or any person succeeding to all or substantially all the corporate trust business of that trustee, will be the successor of that trustee under the trust agreement, provided that person will be otherwise qualified and eligible.

Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trust

The Issuer Trusts may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described under “Liquidation of the Issuer Trust and Distribution of Junior Subordinated Debentures.” Each Issuer Trust may, at the request of Sun, as sponsor, with the consent of the administrative trustees but without the consent of the holders of its capital securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any state of the United States; provided, that:

(1)	the successor entity either:

•	expressly assumes all of the obligations of the applicable Issuer Trust with respect to the trust securities of that Issuer Trust; or

•

substitutes for the trust securities of the Trust successor securities, which are securities having substantially the same terms as the trust securities of the Issuer Trust, so long as the successor securities rank the same as the Issuer Trust securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise,

(2)	Sun expressly appoints a trustee of the successor entity possessing the same powers and duties as the property trustee with respect to the related junior subordinated debentures;

(3)

the successor securities are listed, or any successor securities will be listed upon notification of issuance, on each national securities exchange or other organization on which the trust securities of the Issuer Trust are then listed, if any,

(4)

the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust securities, including any successor securities, of the Issuer Trust or the related junior subordinated debentures to be downgraded or placed under surveillance or review by any nationally recognized statistical rating organization,

(5)

the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of the Issuer Trust in any material respect, other than any dilution of the holders’ interests in the new entity,

(6)	the successor entity has a purpose substantially identical to that of the Issuer Trust,

(7)

prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, Sun has received an opinion from independent counsel to the Issuer Trust experienced in these matters to the effect that:

•

the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of the Issuer Trust in any material respect, other than any dilution of the holders’ interests in the new entity, and

•

following the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended, and

(8)

Sun or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, the Issuer Trust will not, except with the consent of each holder of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

Except as provided below and under “Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Issuer Trust” and “Description of the Guarantee — Amendments and Assignment” and as otherwise required by law and the trust agreement, the holders of capital securities will have no voting rights.

Sun, the property trustee and the administrative trustees may amend from time to time the trust agreements of the Issuer Trusts, without the consent of the holders of the applicable trust securities of the Issuer Trust:

•

to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which will not be inconsistent with the other provisions of the trust agreement, provided, however, that the modification will not adversely affect in any material respect the interests of the holders of the trust securities; or

•

to modify, eliminate or add to any provisions of the trust agreement if necessary to ensure that the Issuer Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any of its trust securities are outstanding or to ensure that the Issuer Trust will not be required to register as an investment company under the Investment Company Act.

Subject to the immediately preceding paragraph, the trustees and Sun may amend from time to time the trust agreements of the Issuer Trusts:

•	with the consent of holders of a majority in liquidation amount of the outstanding trust securities of the applicable Issuer Trust; and
•

upon receipt by the trustees, other than the administrative trustees, of an opinion of counsel experienced in these matters to the effect that the amendment or the exercise of any power granted to the Trustees in accordance with the amendment will not affect the Issuer Trust’s status as a grantor trust for United States federal income tax purposes or the Issuer Trust’s exemption from status as an investment company under the Investment Company Act;

provided, however, that, without the consent of each holder of the Issuer Trust securities, the trust agreement of the Issuer Trust may not be amended to:

•	change the distribution rate, or manner of calculation of the distribution rate, amount, timing or currency or otherwise adversely affect the method of any required payment;
•	change the purpose of the Issuer Trust;
•	authorize the issuance of any additional beneficial interests in the Issuer Trust;
•	change the conversion, exchange or redemption provisions of the Issuer Trust securities;
•	change the conditions precedent for Sun to elect to dissolve the Issuer Trust and distribute the related junior subordinated debentures to the holders of the Issuer Trust securities;

•	change the liquidation distribution or other provisions of the Issuer Trust securities relating to the distribution of amounts payable upon the dissolution and liquidation of the Issuer Trust;
•	affect the limited liability of any holder of the Issuer Trust securities; or
•

restrict the right of a holder of the Issuer Trust securities to institute suit for the enforcement of any required payment on or after the due date for that payment or for the conversion or exchange of the Trust securities in accordance with their terms.

So long as the property trustee holds any junior subordinated debentures, the trustees will not:

•

direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated debenture trustee, or execute any trust or power conferred on the property trustee, with respect to the junior subordinated debentures;

•	waive certain past defaults under the junior subordinated debenture indenture;
•	exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the junior subordinated debentures, or
•	consent to any amendment, modification or termination of the junior subordinated debenture indenture or the junior subordinated debentures, where consent will be required;

without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding capital securities of the Issuer Trust; provided, however, that where a consent under the junior subordinated debenture indenture would require the consent of each holder of junior subordinated debentures affected thereby, the property trustee will not consent without the prior approval of each holder of the related capital securities.

The trustees will not revoke any action previously authorized or approved by a vote of the holders of capital securities except by subsequent vote of the holders. The property trustee will notify each holder of capital securities of any notice of default with respect to the related junior subordinated debentures. In addition to obtaining approvals of holders of capital securities referred to above, prior to taking any of the foregoing actions, the trustees other than the administrative trustees will obtain an opinion of nationally recognized counsel experienced in these matters to the effect that the Issuer Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

Any required approval of holders of capital securities may be given at a meeting of the holders convened for this purpose or by written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each holder of record of capital securities in the manner set forth in the trust agreement.

Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances referred to above, any capital securities that are owned by Sun or any affiliate of Sun will, for purposes of this vote or consent, be treated as if they were not outstanding.

Global Capital Securities

If specified in the applicable prospectus supplement, capital securities may be represented by one or more global certificates deposited with, or on behalf of, DTC, or other depository identified in the prospectus supplement, or a nominee of DTC or other depository, in each case for credit to an account of a participant in DTC or other depository. The identity of the depository and the specific terms of the depository arrangements with respect to the capital securities to be represented by one or more global certificates will be described in the applicable prospectus supplement. However, unless otherwise specified in the applicable prospectus supplement, DTC will be the depository and the depository arrangements described in this prospectus.

Payment and Paying Agent

Payments in respect of any global certificate representing capital securities will be made to Cede & Co. as nominee of DTC or other applicable depository or its nominee, which will credit the relevant accounts at DTC or other depository on the applicable payment dates, while payments in respect of capital securities in certificated form will be made by check mailed to the address of the holder entitled thereto as the address will appear on the register. The paying agent of the Issuer Trust will initially be the property trustee or the Issuer Trust and any co-paying agent chosen by the property trustee of the Issuer Trust and acceptable to the administrative trustees of the Issuer Trust and Sun. The paying agent will be permitted to resign as paying agent upon 30 days’ prior written notice to the property trustee of the Issuer Trust, the administrative trustees of the Issuer Trust and Sun. In the event that the property trustee will no longer be the paying agent, the administrative trustees of the Issuer Trust will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees of the Issuer Trust and Sun, to act as paying agent.

Registrar and Transfer Agent

The property trustee of the Issuer Trust will act as registrar and transfer agent for the capital securities of the Issuer Trust. Registration of transfers of capital securities will be effected without charge by or on behalf of the Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trust will not be required to register or cause to be registered the transfer of its capital securities after such securities have been converted, exchanged, redeemed or called for redemption.

Information Concerning the Property Trustee

The property trustee of the Issuer Trust, other than during the occurrence and continuance of an event of default under the trust agreement, will undertake to perform only the duties as are specifically set forth in the trust agreement of the Issuer Trust and, during the continuance of that event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of its own affairs. Subject to the foregoing, the property trustee will not be under any obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of the related trust securities unless it is offered indemnity satisfactory to the property trustee against the costs, expenses and liabilities that might be incurred thereby. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of capital securities or trust common securities are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by Sun and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the related trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Governing Law

The trust agreement of the Issuer Trust and its capital securities will be governed by and construed in accordance with the laws of the State of Delaware.

Miscellaneous

The administrative trustees of the Issuer Trusts are authorized and directed to conduct the affairs of and to operate the Issuer Trusts in such a way that:

•	the Issuer Trusts will not be deemed to be an investment company required to be registered under the Investment Company Act,
•	the Issuer Trusts will be classified as grantor trusts for United States federal income tax purposes, and
•	the related junior subordinated debentures will be treated as indebtedness of Sun for United States federal income tax purposes.

Sun and the administrative trustees of the Issuer Trusts are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the trust agreement of the applicable Issuer Trust, that the administrative trustees determine in their discretion to be necessary or desirable for those purposes, as long as that action does not materially adversely affect the interests of the holders of the related trust securities.

Holders of capital securities will not have any preemptive or similar rights.

The Issuer Trusts may not borrow money, issue debt, execute mortgages or pledge any of their assets.

DESCRIPTION OF THE GUARANTEE

Sun will execute and deliver a guarantee concurrently with the issuance by either of the Issuer Trusts of its capital securities for the benefit of the holders from time to time of the capital securities of that Issuer Trust. The guarantee will be held for benefit of the holders of the capital securities of that Issuer Trust by a guarantee trustee. Sun will qualify the guarantee as an indenture under the Trust Indenture Act, and the guarantee will be subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the guarantee, including the definitions of terms, and those made a part of the guarantee by the Trust Indenture Act. The terms of the guarantee will be set forth in the guarantee and will include the terms made part of the guarantee by the Trust Indenture Act and will be available as described under the heading “Where You Can Find More Information” above. The descriptions of the guarantee herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the form of guarantee, the trust agreement, the related junior subordinated debentures and the junior subordinated debenture indenture, each of which has been or will be filed as an exhibit to the registration statement of which this prospectus is a part, because those documents, and not the summaries, define your rights as holders of capital securities to which the guarantee applies.

General

Unless otherwise specified in the applicable prospectus supplement, Sun will irrevocably agree to pay in full on a subordinated basis, to the extent set forth in each guaranty, the guarantee payments to the holders of the related capital securities of the Issuer Trust, as and when due, except to the extent paid by the Issuer Trust, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert other than the defense of payment. The following payments constitute guarantee payments with respect to capital securities and, to the extent not paid by or on behalf of the Issuer Trust, will be subject to the guarantee:

•	any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the Issuer Trust has funds legally available for that payment at such time;
•	the applicable redemption price with respect to the capital securities called for redemption, to the extent that the Issuer Trust has funds legally available for that payment at such time; and
•

upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer Trust, other than in connection with the distribution of the related junior subordinated debentures to holders of the capital securities or the redemption, conversion or exchange of the capital securities, the lesser of:

•	the amounts due upon the dissolution and liquidation of the Issuer Trust, to the extent that the Issuer Trust has funds legally available for that payment at the time, and
•

the amount of assets of the Issuer Trust remaining available for distribution to holders of its capital securities after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law.

The guarantee will be a guarantee on a subordinated basis (as described under “Ranking” below) of the Issuer Trust’s obligations under its capital securities but will apply only to the extent that the Trust has funds sufficient to make the payments. If we do not make interest payments on the corresponding junior subordinated debentures held by the Issuer Trust, we expect that the Issuer Trust will not pay distributions on its capital securities and will not have funds legally available for such payments.

Sun’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Sun to the holders of the capital securities entitled to those payments or by causing the Issuer Trust to pay those amounts to the holders.

Sun will, through the guarantee, the trust agreement, the related junior subordinated debentures and the junior subordinated debenture indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Issuer Trusts’ obligations under their capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trusts’ obligations under their capital securities.

Ranking

The guarantee will constitute an unsecured obligation of Sun and will rank:

•

subordinate and junior in right of payment to all other liabilities of Sun, including the senior debt securities, the senior subordinated debt securities and the junior subordinated debentures, except those made equally or subordinate by their terms; and

•

senior to all capital stock now or hereafter issued by Sun and to any guarantee now or hereafter entered into by Sun in respect of any of its capital stock. The trust agreement provides that each holder of capital securities by acceptance of the capital securities agrees to the subordination provisions and other terms of the related guarantee. The guarantee in respect of the capital securities of the Issuer Trusts will rank equally with all other guarantees issued or to be issued by Sun with respect to the securities of other trusts similar to the Issuer Trusts.

The guarantee will not limit the amount of secured or unsecured debt, including senior indebtedness under the junior subordinated debenture indenture, that may be incurred by Sun or any of its subsidiaries.

Guarantee of Payment

The guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against Sun to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. The guarantee will not be discharged except by payment of the related guarantee payments in full to the extent not paid by the Issuer Trust or upon distribution of its capital securities to the holders of the related junior subordinated debentures.

Certain Covenants of Sun

In general, we will covenant in the guarantee that, so long as any capital securities remain outstanding, if:

•

any event shall have occurred that, to our actual knowledge, is an event of default under the indenture regarding the applicable series of junior subordinated debentures and we shall not have taken reasonable steps to cure that event of default;

•	we shall be in default regarding our payment of any obligations under the related guarantee; or
•

we shall have given notice of our election to exercise our right to begin or extend an extension period for deferral of interest payments on the junior subordinated debentures, and we shall not have rescinded that notice and the extension period or any extension thereof has commenced and is continuing, then we will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment regarding any of our capital stock;

•

make any payment of principal of, or premium, if any, or interest on, or repay, repurchase or redeem, any of our debt securities, including our other junior subordinated debentures, that rank equally with or junior in right of payment to the junior subordinated debentures; or

•

make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if such guarantee ranks equally with or junior in right of payment to these junior subordinated debentures;

provided, however, that we may do the following at any time:

•	declare and pay dividends or make distributions payable in shares of our common stock or in options, warrants or rights to subscribe for or purchase shares of our common stock;
•	make payments under the guarantee;
•

declare and pay a dividend in connection with the implementation of a shareholders’ rights plan, or issue stock under any such plan in the future, or redeem or repurchase any rights issued pursuant to such a plan;

•

purchase or acquire common stock related to the issuance of common stock or rights, or in connection with the satisfaction of our obligations under, any of our benefit plans for our directors, officers or employees or under any of our dividend reinvestment plans;

•	carry out any reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock; and
•	purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

Amendments and Assignment

Except with respect to any changes that do not materially adversely affect the rights of holders of the capital securities of the Issuer Trust, in which case no approval will be required, the guarantee of the capital securities may not be amended without the prior approval of the holders of a majority of the liquidation amount of the outstanding capital securities of the Issuer Trust. The manner of obtaining any approval will be as set forth under “Description of Capital Securities — Voting Rights; Amendment of Trust Agreement.” The guarantee and agreements contained in the guarantee will bind the successors, assigns, receivers, trustees and representatives of Sun and will inure to the benefit of the holders of the related capital securities then outstanding.

Events of Default

An event of default under the guarantee will occur upon the failure of Sun to perform any of its payment or other obligations under the guarantee, provided that, except with respect to a default in respect of any guarantee payment, Sun will have received notice of the default and will not have cured the default within 90 days of receipt of a notice of default. The holders of a majority in liquidation amount of the related capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

If the guarantee trustee fails to enforce the guarantee, any holder of the related capital securities may institute a legal proceeding directly against Sun to enforce its rights under the guarantee without first instituting a legal proceeding against the applicable Issuer Trust, the guarantee trustee or any other person or entity.

Termination

The guarantee will terminate and be of no further force and effect upon full payment of the applicable redemption price of the related capital securities, upon full payment of all amounts due upon the dissolution and liquidation of the related Issuer Trust or upon the conversion or exchange of all of the related capital securities, whether upon distribution of junior subordinated debentures to the holders of the capital securities or otherwise. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related capital securities must restore payment of any sums paid under the capital securities or the guarantee.

Governing Law

The guarantee will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by Sun in performance of the guarantee, will undertake to perform only the duties as are specifically set forth in the guarantee and, during the continuance of that default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the guarantee trustee will not be under any obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the related capital securities unless it is offered indemnity satisfactory to the guarantee trustee against the costs, expenses and liabilities that might be incurred thereby.

Limited Purpose of the Issuer Trusts

The capital securities issued by the Issuer Trusts will represent preferred beneficial interests in that Issuer Trust. The Issuer Trust exist for the sole purpose of issuing and selling their trust securities, using the proceeds from the sale of its trust securities to acquire the related junior subordinated debentures of Sun and engaging in only those other activities necessary, advisable or incidental thereto.

Rights Upon Dissolution

Unless the junior subordinated debentures are distributed to holders of the related trust securities, upon any voluntary or involuntary dissolution and liquidation of an Issuer Trust, after satisfaction of the liabilities of creditors of the Issuer Trust as required by applicable law, the holders of the trust securities of the Issuer Trust will be entitled to receive, out of assets held by the Issuer Trust, the liquidation distribution in cash. See “Description of Capital Securities — Liquidation of the Issuer Trusts and Distribution of Junior Subordinated Debentures.” Upon any voluntary or involuntary liquidation or bankruptcy of Sun, the property trustee of the Issuer Trust (if it has issued preferred trust securities), as holder of the related junior subordinated debentures, would be a creditor of Sun, subordinated in right of payment to all senior indebtedness under the junior subordinated debenture indenture, but entitled to receive payment in full of principal and premium, if any, and interest in respect of such junior subordinated debentures, before any stockholders of Sun receive payments or distributions.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby, from time to time, by one or more of the following methods, or any combination thereof:

•	to or through underwriters or dealers, with or without an underwriting syndicate, for them to offer and sell to the public;
•	directly to one or more purchasers in negotiated purchases or in competitively bid transactions;
•	through designated agents;
•	directly to holders of warrants exercisable for our securities upon the exercise of warrants; or
•	through a combination of any of these methods of sale.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in a prospectus supplement, including:

•	the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them;
•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters or dealers; and
•	any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on NASDAQ. Any common stock sold pursuant to a prospectus supplement will be listed on NASDAQ, subject to official notice of issuance. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Malizia Spidi & Fisch, PC, Washington, D.C.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Sun Bancorp, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$75,000,000

Sun Bancorp, Inc.

Common Stock

Preferred Stock

Warrants

Depositary Shares

Units

Debt Securities

Sun Capital Trust IX

Sun Capital Trust X

Capital Securities

PROSPECTUS

                         , 2009

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by the registration statement of which this prospectus is a part. Sun Bancorp, Inc. (the “Registrant”) will bear all of these expenses.

Registration fee under the Securities Act	$4,185
Legal fees and expenses*	$100,000
Accounting fees and expenses*	$15,000
Trustee Fees and Expenses	$20,000
Printing and other miscellaneous fees and expenses*	$20,000

Total	$159,185

*	Estimated solely for the purpose of this Item. Actual expenses may be more or less.

Item 15.	Indemnification of Officers and Directors

The Registrant has authority under the New Jersey Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Registrant’s Amended and Restated Certificate of Incorporation provide that the Registrant shall indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter. In general, New Jersey law permits a New Jersey corporation to indemnify its directors, officers, employees and agents, and persons serving at the corporation’s request in such capacities for another enterprise against liabilities arising from conduct that such persons reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

The provisions of the New Jersey Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under New Jersey law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution, and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought from the Registrant, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification from the Registrant by any officer or director.

The Bylaws of the Registrant require indemnification of directors, officers and employees to the fullest extent permitted by New Jersey law.

Further, the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Amended and Restated Certificate of Incorporation.

Item 16.	Exhibits

The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement(1)

3.1	Amended and Restated Certificate of Incorporation(2)

3.2	Bylaws(3)

3.3	Form of Certificate of Amendment for issuance of Preferred Stock(1)

4.1	Form of Common Stock Certificate

4.1	Form of Indenture for Senior Indebtedness(1)

4.2	Form of Indenture for Subordinated Indebtedness(1)

4.3	Form of Indenture for Junior Subordinated Indebtedness(1)

4.4	Form of Senior Debt Security(1)

4.5	Form of Subordinated Debt Security(1)

4.6	Form of Junior Subordinated Debt Security(1)

4.7	Form of Note(1)

4.8	Form of Warrant Agreement (including form of warrant certificate)(1)

4.9	Form of Depositary Agreement (including depositary receipt) (1)

Exhibit Number	Description of Document
4.10	Form of Unit Agreement (including unit certificate) (1)

4.11	Trust Agreement and Certificate of Trust of Sun Capital Trust IX

4.12	Trust Agreement and Certificate of Trust of Sun Capital Trust X

4.13	Form of Amended and Restated Trust Agreement of Sun Capital Trust IX and Sun Capital Trust X (1)

4.14	Form of Capital Security of Sun Capital Trust IX and Sun Capital Trust X (1)

4.15	Form of Guarantee Agreement(1)

5.1	Opinion of Malizia Spidi & Fisch, PC

8.1	Opinion of Malizia Spidi & Fisch, PC as to Tax Matters(1)

12.1	Statements Regarding Calculation of Ratios

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Malizia Spidi & Fisch, PC. (contained in its opinion filed as Exhibit 5.1)

23.3	Consent of FinPro, Inc.

24.1	Power of attorney (contained in the signature page of the registration statement)

25.1	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture(1)

(1)	To be filed, if necessary, by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended and incorporated by reference.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed January 9, 2009.
(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed October 24, 2007.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)        Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)       That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned

Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)       That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vineland in the State of New Jersey, on the 25th day of September, 2009.

SUN BANCORP, INC.

By:	/s/ Thomas X. Geisel
Thomas X. Geisel
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Sun Bancorp, Inc., do hereby severally constitute and appoint Thomas X. Geisel and Dan A. Chila as our true and lawful attorneys and agents, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Thomas X. Geisel and Dan A. Chila may deem necessary or advisable to enable Sun Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Registration Statement on Form S-3 relating to the registrant, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, this Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Thomas X. Geisel and Dan A. Chila shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Bernard A. Brown		/s/ Thomas X. Geisel
Bernard A. Brown Chairman of the Board		Thomas X. Geisel President, Chief Executive Officer and Director (Principal Executive Officer)
Date:	September 25, 2009	Date:	September 25, 2009

/s/ Sidney R. Brown		/s/ Dan A. Chila
Sidney R. Brown		Dan A. Chila
Vice Chairman, Treasurer and Secretary		Executive Vice President and Chief Financial Officer
Date:	September 25, 2009	Date:	September 25, 2009

/s/ Ike Brown		/s/ Jeffrey S. Brown
Ike Brown, Director		Jeffrey S. Brown, Director
Date:	September 25, 2009	Date:	September 25, 2009

/s/ Peter Galetto, Jr.		/s/ Douglas J. Heun
Peter Galetto, Jr., Director		Douglas J. Heun, Director
Date:	September 25, 2009	Date:	September 25, 2009

/s/ Anne E. Koons		/s/ Alfonse M. Mattia
Anne E. Koons, Director		Alfonse M. Mattia, Director
Date:	September 25, 2009	Date:	September 25, 2009

/s/ George A. Pruitt		/s/ Anthony Russo, III
George A. Pruitt, Director		Anthony Russo, III, Director
Date:	September 25, 2009	Date:	September 25, 2009

/s/ Edward H. Salmon		/s/ John A. Fallone
Edward H. Salmon, Director		John A. Fallone, Director
Date:	September 25, 2009	Date:	September 25, 2009

/s/ Eli Kramer
Eli Kramer, Director
Date:	September 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Sun Capital Trust IX certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vineland, State of New Jersey, on the 25th day of September, 2009.

SUN CAPITAL TRUST IX

By:	Sun Bancorp, Inc., as Depositor

By:	/s/ Thomas X. Geisel
Name: Thomas X. Geisel
Title: President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Sun Capital Trust X certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vineland, State of New Jersey, on the 25th day of September, 2009.

SUN CAPITAL TRUST X

By:	Sun Bancorp, Inc., as Depositor

By:	/s/ Thomas X. Geisel
Name: Thomas X. Geisel
Title: President and Chief Executive Officer